Exhibit 99.1

Nova Minerals Achieves Key Milestone on Path to Antimony Production

Anchorage, Alaska, August 27, 2026 - Nova Minerals Corp (“Nova Minerals” or the “Company”) (NYSE American: NVA | ASX: NVA) is pleased to report that the Company has achieved a significant milestone in its efforts to establish a fully secure, vertically integrated antimony supply chain in Alaska, with the shipment of key processing and refining equipment to its Port MacKenzie plant site.

Highlights

●	Over the past six months, a major procurement and logistics operation has been underway to deliver a complete processing and refining plant facility to Alaska.

●	Almost 500 tons of crushing, ore sorting, milling, flotation, and refining equipment, comprising over 40 shipping containers and multiple oversized loads, is currently en route to Nova Minerals’ antimony processing site at Port MacKenzie, Alaska.

●	The barge containing the equipment departed Seattle yesterday and is expected to arrive on site early September, enabling construction of the antimony processing facilities to commence.

●	The acquisition of a modern, recently decommissioned plant has delivered a significant cost saving while accelerating the pathway to initial antimony production, with first antimony production targeted for 2027.

●	The antimony development is fully funded by Nova’s US$43.4 million Defense Production Act Title III award.

●	Nova is a first mover in developing a fully integrated antimony mining, processing, and refining operation in Alaska to provide a secure and reliable domestic supply of a critical mineral essential to U.S. national and economic security.

Key Antimony Processing and Refining Equipment En Route to Port MacKenzie, Alaska

Almost 500 tons of crushing, ore sorting, milling, flotation, and refining equipment departed Seattle on August 26, 2026, aboard a barge bound for Nova Minerals’ processing site at Port MacKenzie, Alaska. The shipment, comprising over 40 containers and multiple oversized loads, is expected to arrive by early September, marking the culmination of six months of detailed planning, procurement and logistics coordination.

The Company acquired a recently decommissioned modern processing facility in North America, and other processing equipment from across North America. Following consolidation in Seattle, the equipment is now being transported by sea to Port MacKenzie.

By acquiring and repurposing the modern processing and milling equipment rather than designing and fabricating a new facility from scratch, Nova will achieve meaningful cost savings and significantly accelerate the pathway to construction and initial antimony production. The Port MacKenzie plant is designed to process stibnite-bearing material, initially into antimony trisulfide as part of the U.S. Department of War (DoW) project, and is modular and easily scalable for future expansion into additional saleable refined antimony products, including antimony metal and trioxide. Poer MacKenzie provides a strategic location with access to deepwater port infrastructure, the proposed West Susitna Access Road and Port MacKenzie rail spur.

Upon completion, of the DoW funded project, the Nova MInerals Port MacKenzie antimony refinery is expected to serve as a strategic U.S. processing and toll-treatment facility capable of producing refined antimony products for defense, industrial and critical technology supply chains. The development is fully funded by a US$43.4 million U.S. Department of War award supporting the establishment of a domestic antimony supply chain, with production targeted for 2027.

Nova Minerals CEO, Mr Christopher Gerteisen, commented:

“The shipment of this equipment marks an important milestone as Nova advances from exploration and development toward antimony production at Estelle.

“A key part of our strategy has been to acquire existing, modern processing equipment and mobilize it to Alaska, rather than build new equipment from scratch. That decision allowed us to move faster and more cost-effectively as we construct our processing plant at Port MacKenzie and work toward first antimony production in 2027.

“Antimony is a critical mineral essential to our national and economic security, with applications in defense, energy storage, and electronics. We are proud to be advancing a domestic supply chain that will help strengthen U.S. critical minerals security.”

Figure 1. Barge with over 40 containers and numerous other oversized loads being loaded in Seattle

Figure 2. Tug pushing barge to open water

Figure 3. Barge in open water setting sail for Port MacKenzie, Alaska

# Vertically Integrated Antimony Project

Proposed fully secured and integrated U.S. domestic antimony supply chain based in Alaska

Estelle Project
Estelle Project Mines
Concentrator for Refinery Feedstock
Feedstock from existing mines
Feedstock from historical reclamations
Out of state feedstock
West Susitna Access Road Commencing construction in 2026
Rail freight
Land freight
Central Refinery
Port Mackenzie
Anchorage
Sea freight
Air freight
Future export potential
Beaufort Sea
ALASKA
YUKON
Gulf of Alaska

Scale up operations to produce additional refined antimony products including trisulfide, oxide, and metal for the U.S. industrial base

**Ongoing discussions with U.S. government agencies for Phase 2**

Figure 4. Nova’s planned vertically integrated antimony project in Alaska

About Nova Minerals Corp

Nova Minerals Corp is advancing one of the world’s largest undeveloped gold deposits into production and securing a U.S. domestic supply of the critical mineral antimony. The Company is focused on the exploration and development of the Estelle Gold and Critical Minerals Project, located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralized trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries including, Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully-funded by a US$43.4 million U.S. Department of War award to develop a domestic antimony supply chain, targeted for production in 2027.

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical fact, contained in this press release are forward-looking statements and that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nova Minerals Corp’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Nova Minerals Corp undertakes no duty to update such information except as required under applicable law.

For further information:

Nova Minerals:	Media:	Investor Relations:

Craig Bentley	Jenna Shinderman	Dave Gentry, CEO
Director	Sodali & Co	RedChip Companies, Inc.
Ph: 1-720-550-4223	Ph: 1-631-918-4047	Ph: 1-407-644-4256
E: craig@novamineralscorp.com	E: jenna.shinderman@sodali.com	E: NVA@redchip.com